Exhibit 10.23

Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***], pursuant to Regulation S-K Item 601(b) of the Securities Act of 1933, as amended. Certain confidential information has been excluded from the exhibit because it is (i) not material; and (ii) would be competitively harmful if publicly disclosed.

ADDENDUM TO THE PRODUCT SUPPLY AND STORAGE AGREEMENT

This Addendum to the Product Supply and Storage Agreement by and between The Fresh Market (“TFM”) and United Natural Foods Inc. (“UNFI”) (collectively the “Parties”) is dated as of November 8, 2018 (the “Addendum Effective Date”).

WHEREAS, TFM and UNFI entered into a Product Supply and Storage Agreement, dated August 12, 2016 (the “Agreement”), attached hereto as Exhibit A;

WHEREAS, among other things, the Agreement establishes the terms and conditions pursuant to which UNFI distributes Products to TFM;

WHEREAS, the Parties wish to supplement the Agreement such that TFM may purchase vitamin & mineral supplement products (“VMS Products”) through UNFI’s Select Wellness program;

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, TFM and UNFI agree as follows, intending to be legally bound.

1.

UNFI shall make available to TFM all VMS Product Skus and related VMS Products that UNFI offers to its other customers through its Select Wellness Program, with their respective corresponding minimum shelf-life and other expiration dates.

2.	UNFI will not distribute TFM Skus or TFM private Label Products to TFM through the Select Wellness program.

3.

The ordering and delivery schedules set forth in Section 2(c) of the Agreement will not apply to TFM’s purchase of VMS Products through UNFI’s Select Wellness program. UNFI and TFM will agree separately in writing on an order schedule for VMS Products, which shall be limited to [***]. Delivery shall be by United Parcel Service shipment from UNFI’s Philadelphia, PA warehouse, with the exception of orders exceeding [***] which will be shipped LTL via a third-party freight company.

4.

All VMS Products are guaranteed to be in saleable condition at the time of delivery. While specific expiration dates will vary between Products, for VMS Products purchased through UNFI’s Select Wellness program, UNFI guarantees a minimum [***] shelf life at the time of delivery for supplements and [***] shelf life for personal care items.

5.

Section 4 of the Agreement shall not apply to the Select Wellness/TFM relationship. Select Wellness will not be subject to the Minimum Fill Rates, Fill Rate Failure Penalties or Service Level Parameters.

6.

Pricing set forth at Section 5(a) and 5(c) of the Agreement shall not apply to the Select Wellness/TFM relationship. TFM will purchase VMS Products from Select Wellness based on a cost-plus program. Based on an expected sales volume of [***] (the “Volume Forecast”), Select Wellness offers TFM Cost Plus pricing of [***]. The “Sell Price” of VMS Products to TFM equals: (a) [***] plus (b) the [***]. All applicable governmental taxes, (including, without limitation, excise taxes and taxes on manufacture, sales, receipts, gross income, occupation and use), as well as, where applicable, Customer’s pro rata share of UNFI’s costs attributable to gross receipts and similar taxes imposed on UNFI based on sales in Customer’s jurisdiction, shall be included in the Sell Price or added to Customer’s invoice. Select Wellness will review TFM’s purchases on a [***] basis and should TFM’s annual purchases fall below the Volume Forecast based on an annualized trailing [***] lookback, the pricing set forth in the below grid will apply. Should TFM’s annual purchases from Select Wellness fall below [***] based on an annualized trailing [***] lookback, Select Wellness reserves the right to modify the percentage mark-up or terminate this Addendum.

Annual Purchases		Cost Plus Markup		Shipping Charges
[	***]	[	***]	[***] on all invoices/[***] charge for shipping on orders under [***]
[	***]	[	***]	[***] on all invoices/[***] charge for shipping on orders under [***]
[	***]	[	***]	N/A

7.	Payments to Select Wellness shall be remitted to Select Wellness at [***].

8.	TFM’s purchases from via the Select Wellness program will be included in calculating the Revenue for the sole purpose of determining the Fee Per Case as set forth in Section 5(a) of the Agreement.

9.	The parties hereby agree that the “Transition Completion Date” defined in Section l(b)(ii) of the Agreement occurred on [***].

Except as set forth herein, all terms and conditions of the Agreement remain in full force and effect.

The parties hereto have caused their duly authorized representatives to execute this Addendum to the Product Supply and Storage Agreement as of the Effective Date.

United Natural Foods, Inc.		The Fresh Market

By:	/s/ Kirsten Hogin	By:	/s/ Ross Reynolds
Name:	Kirsten Hogin	Name:	Ross Reynolds
Title:	VP, Wellness + eCom	Title:	SVP Merchandising
Date:	11.12.18	Date:	11/08/2018